Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-189873, 333-181544, 333-158256, 333-164654, 333-160736, 333-137870, 333-132594, 333-113001, 333-108392 and 333-125162) and Form S-8 (Nos. 333-159540, 333-189871, 333-156247, 333-142299, 333-133518, 333-131936, 333-174212 and 333-176239) of Rentech, Inc. of our report dated March 17, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

March 17, 2014